Exhibit 10.2

February 22, 2025

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Attn: Stephen Ma

VIA EMAIL

Re:	Parent Guarantee for Lidocaine License Agreement (this “Side Letter”)

Ladies and Gentlemen:

Reference is made to that Lidocaine License Agreement, dated as of February 22, 2025 (the “License Agreement”), between Scilex Pharmaceuticals, Inc. (“Licensor”) and RoyaltyVest Ltd. (“Licensee”). All capitalized terms used but not defined in this Side Letter have their respective meanings set forth in the License Agreement.

WHEREAS, Scilex Holding Company (“Scilex”) is an Affiliate who is the ultimate parent company of Licensor; and

WHEREAS, Licensee desires Scilex to guarantee the due and proper performance of Licensor’s obligations under the License Agreement and otherwise, and Scilex is willing to grant the performance guarantee hereinafter provided.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties covenant and agree as follows:

Section 1.1 Representations and Warranties. Scilex represents and warrants to Licensee as follows:

(a) Scilex is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b) Scilex (i) has the requisite power and authority and the legal right to enter into this Side Letter and to perform its obligations hereunder; and (ii) has taken all requisite action on its part to authorize the execution and delivery of this Side Letter and the performance of its obligations hereunder. This Side Letter has been duly executed and delivered on behalf of Scilex, and constitutes a legal, valid, binding obligation, enforceable against Scilex in accordance with its terms. All rights purported to be granted in this Side Letter are duly granted hereby.

(c) All necessary consents, approvals and authorizations of all Governmental Authorities and other persons or entities required to be obtained by Scilex in connection with this Side Letter have been obtained.

(d) The execution and delivery of this Side Letter and the performance of Scilex’s obligations hereunder (i) do not and will not conflict with or violate any requirement of Applicable Laws, regulations or orders of governmental bodies; and (ii) do not and will not conflict with, or constitute a default under, any contractual obligation of Scilex.

(e) As of the effective date of this Side Letter, there is no action or proceeding pending against Scilex that questions in any material respect the validity of this Side Letter or any action taken by Scilex in connection with the execution of this Side Letter.

(f) The operation of the business of Scilex and its Affiliates is being, and has been, conducted in material compliance with all Applicable Laws, including Compliance Laws. Neither Scilex nor any of its Affiliates has received any written notice to the effect that the operation of the business of Scilex or its Affiliates is not, and was not, in material compliance with any such Applicable Laws, including Compliance Laws.

Section 1.2 Performance Guarantee

(a) In consideration of Licensee entering into the License Agreement with Licensor, Scilex hereby covenants and agrees unconditionally with Licensee, its successors and assigns that:

(i) Licensor shall properly, diligently and in good time observe the provisions of and perform and discharge any and all its obligations contained in or arising from the License Agreement, as supplemented and amended from time to time;

(ii) If Licensor defaults in any manner whatsoever in the due and proper performance of the License Agreement, or commits any breach of the provisions thereof or of any of the duties above mentioned, Scilex shall, forthwith upon written request from Licensee so to do, assume and properly and diligently perform and discharge any and all of said obligations or duties remaining unfulfilled; and

(iii) Scilex shall pay to Licensee on demand all monies due and owing by Licensor to Licensee under the License Agreement or pursuant to any claim made by Licensee relating to or arising out of the License Agreement (collectively, the “Guarantee”). Without limiting the generality of the foregoing, Scilex and Licensor will be jointly and severally liable for any and all obligations and liabilities of Licensor under or in connection with the License Agreement.

(b) The Guarantee shall be a primary obligation of Scilex and accordingly Licensee shall not be obliged before enforcing the Guarantee to take any action in court against Licensor, to make any claim against or any demand of Licensor, to enforce any other security held by it in respect of the obligations of Licensor under the License Agreement or to exercise any diligence against Licensor.

(c) Scilex shall, on demand, indemnify and hold Licensee harmless from and against any and all losses and expenses, of whatsoever nature (including, without limitation, all legal fees and expenses), in any way connected with breach by Licensor of its obligations contained in or arising from the License Agreement, and any supplement or amendments thereto, and/or breach by Scilex of the duties described herein, whether or not any such breach is caused, wholly or in part, by negligence of Licensor or Scilex.

(d) The Guarantee shall be in addition to, and not in substitution for, any rights or remedies that Licensee may have against Licensor arising under the License Agreement or otherwise, and Scilex shall not be released from the obligations hereunder by reason of any time or forbearance granted by Licensee to Licensor or Scilex.

(e) Any material breach of the Side Letter (including the Guarantee) by Scilex shall constitute a material breach by Licensor of the License Agreement.

(f) In the event of any Claim or dispute arising out of or relating to the Guarantee, the provisions of the License Agreement with regard to applicable law and conflict resolution shall apply as if fully repeated herein. An award obtained pursuant to the License Agreement by Licensee against Licensor shall also be binding on Scilex.

(g) Scilex agrees that the Guarantee and Scilex’s obligations under this Article I are irrevocable, continuing, absolute, and unconditional and will not be reduced, discharged or otherwise adversely affected, and Scilex hereby irrevocably waives any defenses to enforcement it may have (now or in the future) thereto.

Section 1.3 Termination

(a) Scilex shall provide Licensee with written notice of any Change of Control of Licensor within five (5) Business Days after the consummation of such Change of Control, and this Side Letter and the Guarantee shall automatically terminate upon the consummation of such Change of Control. “Change of Control” means the occurrence of any one of the following events, whether in one transaction or in a series of related transactions: (i) a Third Party acquires, directly or indirectly, shares of Licensor representing fifty percent (50%) or more of the voting shares (where voting refers to being entitled to vote for the election of directors) then outstanding of Licensor; (ii) Licensor consolidates with or merges into a Third Party, or a Third Party consolidates with or merges into Licensor, in either event pursuant to a transaction in which more than fifty percent (50%) of the voting shares of the acquiring or resulting Person outstanding immediately after such consolidation or merger are not held by the holders of the outstanding voting shares of Licensor preceding such consolidation or merger; (iii) Licensor assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to a Third Party; or (iv) Licensor’s permitted assignment of its rights and delegation of its obligations under the License Agreement to a Third Party.

(b) Termination of this Side Letter for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a party may have hereunder or that may arise out of or in connection with such termination. Termination of this Side Letter by a party shall be without prejudice to other remedies such party may have at law or equity.

ARTICLE II

MISCELLANEOUS

Section 2.1 Entire Agreement. This Side Letter constitutes a complete and exclusive statement of the terms of agreement between the parties, and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties, with respect to the subject matter of this Side Letter.

Section 2.2 Governing Law. THIS SIDE LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 2.3 Counterparts. This Side Letter may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Side Letter shall become effective when each party shall have received a counterpart hereof signed by the other party. Any counterpart may be executed by facsimile or other similar means of electronic transmission, including “PDF”, and such facsimile or other electronic transmission shall be deemed an original.

Section 2.4 Amendments; No Waivers. Neither this Side Letter nor any term or provision hereof may be amended, supplemented, restated, waived, changed or modified except with the written consent of both parties. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on any party in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Side Letter as of the day and year first written above.

SCILEX:

SCILEX HOLDING COMPANY, a Delaware corporation

By:	/s/ Jaisim Shah
	Name:	Jaisim Shah
	Title:	Chief Executive Officer and President

LICENSEE:

ROYALTYVEST LTD., a British Virgin Islands corporation

By:	/s/ Eli Hassett
Name: Eli Hassett
Title: Director